Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Zoned Properties, Inc. (File No. 333-213150) filed on August 16, 2016, of our report dated March 25, 2025 on the consolidated financial statements of Zoned Properties, Inc., as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024.

/s/ Salberg & Company, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 25, 2025